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                                                                   Exhibit 23(d)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our report in Amendment No. 1 to the Registration Statement on Form S-4 of Gold Banc Corporation, Inc. filed for the planned merger with Citizens Bancorporation, Inc. dated February 6, 1998, except for Note 17 as to which the date is May 19, 1998, with respect to First State Bancorp, Inc.'s financial statements as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the related Prospectus.


/s/ Baird Kurtz & Dobson


Joplin, Missouri
October 28, 1998